Exhibit 12

STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Revlon Consumer Production Corporation and Subsidiaries
Computation of Ratio of Earnings to Fixed Charges

										Pro Forma
										Year Ended
	Year Ended December 31,									December 31,
	2005		2006	2007		2008		2009		2009
	(Dollars in millions)

(Loss) income from continuing operations before income taxes	$(71.4)		$(225.4)	$(4.5)		$36.9		$66.6		$74.6
Interest expense	129.5		147.7	135.6		119.7		93.0		91.1
Amortization of debt issuance costs	6.9		7.5	3.3		5.6		5.5		5.2
Portion of rental expense deemed to represent interest	5.7		6.4	6.0		5.0		5.5		5.5

Earnings (loss) before fixed charges	$70.7		$(63.8)	$140.4		$167.2		$170.6		$176.4

Interest expense	$129.5		$147.7	$135.6		$119.7		$93.0		$91.1
Amortization of debt issuance costs	6.9		7.5	3.3		5.6		5.5		5.2
Portion of rental expense deemed to represent interest	5.7		6.4	6.0		5.0		5.5		5.5

Fixed charges	$142.1		$161.6	$144.9		$130.3		$104.0		$101.8

Ratio of earnings to fixed charges	0.5	x	*	1.0	x	1.3	x	1.6	x	1.7	x

*	For the year ended December 31, 2006, earnings were insufficient to cover fixed charges, therefore the ratio of earnings to fixed charges is not a relevant measure for this period.

Revlon, Inc. and Subsidiaries
Computation of Ratio of Earnings to Fixed Charges

	Year Ended December 31,
	2005		2006	2007		2008		2009
	(Dollars in millions)

(Loss) income from continuing operations before income taxes	$(77.1)		$(232.0)	$(11.5)		$29.2		$56.8
Interest expense	129.5		147.7	135.6		119.7		93.0
Amortization of debt issuance costs	6.9		7.5	3.3		5.6		5.8
Portion of rental expense deemed to represent interest	5.7		6.4	6.0		5.0		5.5

Earnings (loss) before fixed charges	$65.0		$(70.4)	$133.4		$159.5		$161.1

Interest expense	$129.5		$147.7	$135.6		$119.7		$93.0
Amortization of debt issuance costs	6.9		7.5	3.3		5.6		5.8
Portion of rental expense deemed to represent interest	5.7		6.4	6.0		5.0		5.5

Fixed charges	$142.1		$161.6	$144.9		$130.3		$104.3

Ratio of earnings to fixed charges	0.5	x	*	0.9	x	1.2	x	1.5	x

*	For the year ended December 31, 2006, earnings were insufficient to cover fixed charges, therefore the ratio of earnings to fixed charges is not a relevant measure for this period.